SURFER SOFTWARE LICENSE AGREEMENT


         This Agreement, is by and between Shell E&P Technology Company, a Division of Shell Exploration & Production Company, acting as an agent for Shell Oil Company ("SHELL"), a Delaware Corporation having its principal place of business in Houston, Texas, and XOX Corporation ("LICENSEE"), a Delaware Corporation having its principal place of business in St. Paul, Minnesota.

         SHELL has developed the SURFER software package which reconstructs surfaces in 3-dimensions from a given network of curves.

        LICENSEE desires to receive certain rights to SURFER in order to prepare a derivative software product which will be licensed to third parties.

         Therefore, in consideration of the mutual covenants, terms, and conditions contained herein, the parties hereto hereby agree as follows:

                 ARTICLE I - DEFINITIONS

1.1      As used herein, the following terms shall have the following meanings:

         (a)      "Affiliates" as applied to SHELL shall mean:

                  (1) N. V. Koninklijke Nederlandsche Petroleum Maatschappij B.V., a Netherlands company, The "Shell" Transport and Trading Company p.l.c., an English company, and any company (other than SHELL) which is for the time being directly or indirectly affiliated with the two first-mentioned companies or either of them. For the purposes of this definition particular company is: (i) directly affiliated with another company or companies if the latter hold/holds shares carrying fifty percent or more of votes exercisable at a general meeting (or its equivalent) of the particular company, and (ii) indirectly affiliated with a company or companies ("the parent company or companies") if a series of companies can be specified beginning with the parent company or companies and ending with particular company, so related that each company or companies, except the parent company or companies, is directly affiliated with one or more companies earlier in the series.

                  (2) any company which is managed or operated by SHELL or a company as defined in (1) above, and/or has a construction, operating or technical service agreement with SHELL or a company as defined under (1) above.

         (b) "SURFER" shall mean the SURFER software package as developed by SHELL and related documentation as described in Exhibit A hereto.

         (c) "SURFER+" shall mean the software product comprised of SURFER and software calls to LICENSEE's SHAPES computer software package ("SHAPES") to implement topological correction operations on SURFER output. SURFER+ shall not include SHAPES.

         (d) "License Fee" shall mean the total amount payable to LICENSEE by sublicensees of SURFER+ or any derivative work thereof in exchange for the right to use such software.

         (e) "Effective Date" shall mean the date on which this Agreement becomes effective, which shall be the last date this Agreement is signed by a party hereto.

                          ARTICLE II - SOFTWARE ESCROW

2.1 Within seven days of the Effective Date, SHELL shall archive a full copy of SURFER in an internal escrow account. The parties agree that such archived copy of SURFER shall be used to verify, for any purposes hereunder, the status and content of SURFER on the Effective Date.

                              ARTICLE III - GRANTS

3.1 SHELL hereby grants to LICENSEE, subject to the terms and conditions of this Agreement, a sole license to use SURFER to develop SURFER +, and to license SURFER+ to third parties in executable code format only.

3.2 SHELL's grant hereunder does not provide any rights to the smoothing algorithm which is employed in SHELL's internal use of SURFER and is further described in Exhibit B hereof. LICENSEE shall remove the smoothing algorithm code from SURFER and replace it with an algorithm code of LICENSEE's origin, in its development of SURFER+.

3.3 SHELL reserves the right to modify and use SURFER in its own operations and in the operations of joint ventures and partnerships of SHELL. This right shall be extendable by SHELL to its' Affiliates for use in their own operations and in the operations of joint ventures and partnerships of Affiliates.

3.4 LICENSEE shall grant SHELL a royalty free right to use SURFER+ in its own operations and in the operations of joint ventures and partnerships SHELL. This grant shall include the right to copy, modify, and prepare derivative works of SURFER+. These rights shall be extendable by SHELL to its Affiliates for use in their own operations and in the operations of joint ventures and partnerships of Affiliates.

3.5 Each party hereto shall retain all ownership interest in intellectual property rights relating or attaching to their information, software, and inventions. The parties agree that SURFER+ shall not be a joint work of authorship.

3.6 SHELL shall provide SURFER to LICENSEE within thirty days of the Effective Date.

3.7 SHELL agrees to provide the following cost-free services to LICENSEE. regarding SURFER:

         (a) Three consecutive days of assistance at LICENSEE's offices by an individual designated by SHELL to be a SURFER expert.

         (b) Limited support for a period of one year after the Effective Date for SURFER problems encountered by LICENSEE. Such SHELL support shall be limited to 80 person-hours and will be provided by telephone or by LICENSEE's visit to SHELL's offices.

                           ARTICLE IV - CONSIDERATION

4.1 In consideration for the license granted herein, LICENSEE agrees to pay to SHELL a royalty for each license of SURFER+ equal to the greater of [Confidential treatment requested pursuant to the Securities Act of 1933, rule 406(b)].

4.2 In the event that royalty payments by LICENSEE to SHELL hereunder do not equal or exceed [Confidential treatment requested pursuant to the Securities Act of 1933, rule 406(b)], SHELL shall have the right, upon sixty days notice, to convert the license granted in Paragraph 3.1 from sole to nonexclusive.

4.3 LICENSEE shall, on or before the last day of January and July of each calendar year, forward to SHELL a written statement showing the licenses of SURFER+ in the immediately preceding semi-annual period and the computation of the royalty payable hereunder. Payment of the amount shown to be due to SHELL shall accompany each such statement LICENSEE. Payments made after thirty days from the due date shall include an interest charge on the amount due, calculated at the annual rate of twelve percent (12%).

4.4 LICENSEE shall keep such detailed records and account books as may be necessary to determine the license fees owing hereunder. SHELL shall have the right to examine, at its own expense, these detailed records and account books of LICENSEE during regular business hours. It is understood that SHELL shall not have access to records not related to licenses of SURFER+.

4.5 LICENSEE agrees to pay all applicable sales or use taxes, charges or fees, other than taxes on the net income of SHELL, which now or hereafter are required to be paid or collected by SHELL as a result of this Agreement. If LICENSEE fails to timely pay taxes, LICENSEE agrees to indemnify and hold SHELL harmless from any liability for taxes, interest, penalties and other expense by reason of LICENSEE's failure.

                             ARTICLE V - TERMINATION

5.1 If LICENSEE shall be in default for more than thirty (30) days in its obligations under any provision of this Agreement, then SHELL may give written notice to LICENSEE calling its attention to such default. If LICENSEE has not remedied such default within thirty (30) days after receipt of such written notice, then SHELL shall have the right to terminate all licenses under this Agreement.

5.3 Any termination under this Agreement shall not relieve LICENSEE of any obligations incurred hereunder prior to such termination.

                    ARTICLE VI - WARRANTIES & INDEMNIFICATION

6.1 SHELL MAKES NO REPRESENTATION, EXTENDS NO WARRANTIES (EITHER EXPRESS OR IMPLIED), AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF SURFER. FURTHER SHELL DOES NOT REPRESENT OR WARRANT THAT DEVELOPMENT OF SURFER + WILL NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OUTSIDE THIS AGREEMENT AND SHELL DOES NOT ASSUME ANY RESPONSIBILITY FOR SUCH INFRINGEMENT. LICENSEE SHALL HAVE THE SOLE RESPONSIBILITY FOR DETERMINING THE FITNESS OF SURFER FOR ITS INTENDED USE AND HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD SHELL HARMLESS FROM ANY DAMAGES, EXPENSES, FEES, COSTS, ETC., RELATED TO ANY DAMAGE, INJURY OR INFRINGEMENT CAUSED, OR CLAIMED TO BE CAUSED, IN ANY WAY BY LICENSEE'S USE OF SURFER.

                              ARTICLE VII - NOTICES

7.1 All written notices and royalty statements and payments are to be sent by first-class, certified or registered mail, as follows:

        If to SHELL:          Shell E&P Technology Company
                              3737 Bellaire Blvd.
                              Houston, Texas 77025

                              Attention: Licensing Manager

        If to LICENSEE:       XOX Corporation
                              1450 Energy Park Drive, Suite 120
                              St. Paul, MN 55108

                              Attention: Mr. Lawrence W. McGraw

         or to such address as may be specified in writing in the manner prescribed by this Paragraph 7.1.

                          ARTICLE VIII - CHOICE OF LAW

8.1 The validity, construction, performance and termination of this agreement shall be governed by the laws of the State of Texas.

                           ARTICLE IX - MISCELLANEOUS

9.1 This Agreement togather with the Confidential Disclosure Agreement dated October 17, 1995, embodies the entire understanding between the parties relating to the subject matter hereof. There are no prior collateral representations, warranties, or agreements relating thereto. This Agreement is executed and delivered upon the basis of this understanding.

9.2 The invalidity or unenforceability of any provision of this Agreement shall not in any way affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

9.3 Any modifications or amendments to this Agreement are required to be in writing and signed by both parties.

9.4 This Agreement is not intended to be, nor shall be construed as, a joint venture, partnership or other formal business organization. Furthermore, the parties agree that this Agreement does not constitute a partnership for tax purposes. In the event that it is so construed, however, the parties agree to be excluded from the provisions of Subchapter K of the United States Internal Revenue Code of 1986, as amended.

9.5 LICENSEE shall obtain SHELL's approval before making any reference to SHELL in any marketing material regarding the licensing of SURFER + hereunder. Such approval shall not be unreasonably withheld.

         IN WITNESS WHEREOF; the parties hereto have caused this Agreement to be executed on the dates hereinafter shown.

SHELL E&P TECHNOLOGY COMPANY,     X0X CORPORATION
A DIVISION OF SHELL EXPLORATION
& PRODUCTION COMPANY, ACTING
AS AN AGENT FOR SHELL OIL
COMPANY

By:    /s/ W.D.Saulmon               By:    /s/ Lawrence W. McGraw
    ---------------------                --------------------------
Name:  W.D. Saulmon                  Name:  Lawrence W. McGraw
    ---------------------                --------------------------
Title: Licensing Manager             Title: President/CEO
     --------------------                 -------------------------
Date:  October 1, 1996               Date:  10/3/1996
     --------------------                 -------------------------



                                    EXHIBIT A

                              DESCRIPTION OF SURFER


SURFER is a computer software package developed by SHELL which reconstructs surfaces in 3-dimensions from a given network of curves. SURFER automatically analyzes the network and decomposes the surface into patches bounded by simple closed curves. SURFER requires that each curve have an intersection with another in the network, but has no further restriction on the orientation or geometry of the curves. SURFER includes all source and executable code as archived pursuant to Paragraph 2.1 hereof. Documentation consists of written materials describing the SURFER application and its use.



                                    EXHIBIT B

                     DESCRIPTION OF THE SMOOTHING ALGORITHM


The smoothing algorithm is a computer software routine which provides a general method for interpolating quantities at the nodes of discrete meshes. SURFER as used internally by SHELL uses the smoothing algorithm to interpolate spatial coordinates from nodes at given locations to nodes without pre-assigned locations.